Exhibit 99.1

Cadre Holdings Reports First Quarter 2026 Financial Results

Q1 Net Sales Grew 19% Year-Over-Year

Record Orders Backlog of $355 Million; Organic Backlog Increased $108 Million from Q4 to Q1

Reaffirms 2026 Full-Year Guidance

JACKSONVILLE, Fla., May 11, 2026 – Cadre Holdings, Inc. (NYSE: CDRE) (“Cadre” or “Company”), a global leader in the manufacturing and distribution of safety equipment and other related products for the law enforcement, first responder, military and nuclear markets, announced today its consolidated operating results for the three months ended March 31, 2026.

●	Net sales of $155.4 million for the first quarter
●	Gross profit margin of 38.7% for the first quarter
●	Net income of $2.0 million, or $0.05 per diluted share, for the first quarter
●	Adjusted EBITDA of $21.1 million for the first quarter
●	Adjusted EBITDA margin of 13.6% for the first quarter
●	Declared quarterly cash dividend of $0.10 per share in April 2026.

“Following a year of meaningful financial and strategic progress, we began 2026 with significant momentum and delivered another quarter of strong performance,” said Warren Kanders, CEO and Chairman. “Our orders backlog ended the first quarter at $355 million, a record for Cadre, up $166 million from the start of the year, driven largely by the blast attenuation seat contract award and the TYR acquisition, as well as strong demand in duty gear and armor. The substantial backlog growth represents an important forward indicator and gives us confidence in our outlook as we progress through the remainder of 2026. Overall, we continue to see strong and recurring demand for our suite of leading, mission-critical safety products, and today’s environment of heightened geopolitical tension and increased defense spending, reinforces our belief in Cadre’s growth trajectory.”

Mr. Kanders added, “Since January 2024, Cadre has deployed over $400 million in targeted M&A, including our latest acquisition of Alien Gear Holsters, a recognized brand with an established direct-to-consumer presence. We continue to strengthen our diversified platform of durable safety businesses and remain well positioned to capitalize on attractive growth opportunities ahead, supported by a robust acquisition pipeline and significant financial flexibility. Looking forward, we are focused on further embedding the Cadre Operating Model across our full portfolio with its principles of lean operations, continuous improvement, and leadership accountability driving value as we scale.”

First Quarter 2026 Operating Results

For the quarter ended March 31, 2026, Cadre generated net sales of $155.4 million, as compared to $130.1 million for the quarter ended March 31, 2025, primarily as a result of recent acquisitions, partially offset by timing-related order fluctuations and lower demand for existing nuclear safety products and lower agency demand for hard goods in the Distribution segment.

For the quarter ended March 31, 2026, Cadre generated gross profit of $60.2 million, as compared to $56.1 million for the quarter ended March 31, 2025.

Gross profit margin was 38.7% for the quarter ended March 31, 2026, as compared to 43.1% for the quarter ended March 31, 2025, mainly driven by an increase in inventory step-up amortization and unfavorable product mix, partially offset by favorable pricing, net of material inflation.

Net income was $2.0 million for the quarter ended March 31, 2026, as compared to net income of $9.2 million for the quarter ended March 31, 2025, primarily as a result of increases in compensation expense, interest expense, transaction expense and related party expense, partially offset by increased gross profit.

Cadre generated $21.1 million of Adjusted EBITDA for the quarter ended March 31, 2026, as compared to $20.5 million for the quarter ended March 31, 2025. Adjusted EBITDA margin was 13.6% for the quarter ended March 31, 2026, as compared to 15.8% for the prior year period.

Product segment gross profit margin was 39.9% for the first quarter, compared to 44.4% for the prior year period.

Distribution segment gross profit margin was 19.7% for the first quarter, compared to 21.6% for the prior year period.

Liquidity, Cash Flows and Capital Allocation

●	Cash and cash equivalents decreased by $81.6 million from $122.9 million as of December 31, 2025 to $41.3 million as of March 31, 2026.
●	Total debt increased by $58.5 million from $307.3 million as of December 31, 2025 to $365.8 million as of March 31, 2026.
●	Net debt (total debt net of cash and cash equivalents) increased by $140.2 million from $184.4 million as of December 31, 2025 to $324.6 million as of March 31, 2026.
●	Capital expenditures totaled $3.1 million for the three months ended March 31, 2026, compared with $1.4 million for the three months ended March 31, 2025.

Acquisition of Alien Gear Holsters

On April 7, 2026, Cadre completed its acquisition of Alien Gear Holsters and certain assets from Tedder Industries, LLC, through a court-supervised bankruptcy auction. Alien Gear Holsters is a leading manufacturer of proprietary holsters and gear for the consumer, law enforcement, military, and security markets.

GDELS Contract Award

On March 10, 2026, Cadre announced that its subsidiary Med-Eng, LLC had been awarded two contracts totaling $86.4 million by General Dynamics European Land Systems (GDELS) to provide blast attenuation seats. The seats will be deployed in the upcoming production of Mowag EAGLE V 4x4 command and control vehicles, and the Mowag EAGLE V 6x6 medium protected ambulance military vehicles. Production is expected to start this year with smaller deliveries occurring in 2026 with full scale deliveries occurring in 2027.

Acquisition of TYR Tactical

On January 30, 2026, Cadre completed its acquisition of TYR Tactical, LLC, a leading global manufacturer of tactical gear and equipment for military, law enforcement, and government agencies worldwide.

Dividend

On April 21, 2026, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.10 per share, or $0.40 per share on an annualized basis. Cadre's dividend payment will be made on May 15, 2026 to shareholders of record as of the close of business on the record date of May 1, 2026. The declaration of any future dividend is subject to the discretion of the Company's Board of Directors.

2026 Outlook

For the full year 2026, Cadre expects to generate net sales in the range of $736 million to $758 million and adjusted EBITDA in the range of $136 million and $141 million. We expect capital expenditures to be in the range of $10 million to $14 million. Cadre has not provided net income guidance due to the inherent difficulty of forecasting certain types of expenses and gains, which affect net income but not adjusted EBITDA. Therefore, we do not provide a reconciliation of adjusted EBITDA guidance to net income guidance.

Conference Call

Management will host a conference call on Tuesday, May 12, 2026, at 10:00 a.m. EST to discuss the latest corporate developments and financial results. The dial-in number for callers in the US is (800)-715-9871 and the dial-in number for international callers is 646-307-1963. The access code for all callers is 9511718. A live webcast will also be available on the Company’s website at https://www.cadre-holdings.com/.

A replay of the call will be available through May 26, 2026. To access the replay, please dial 800-770-2030 in the U.S. or +1-609-800-9909 if outside the U.S., and then enter the access code 9511718.

About Cadre

Headquartered in Jacksonville, Florida, Cadre is a global leader in the manufacturing and distribution of safety products. Cadre's equipment provides critical protection to allow users to safely and securely perform their duties and protect those around them in hazardous or life-threatening situations. The Company's core products include body armor, explosive ordnance disposal equipment, duty gear and nuclear safety products. Our highly engineered products are utilized in over 100 countries by federal, state and local law enforcement, fire and rescue professionals, explosive ordnance disposal teams, and emergency medical technicians. Our key brands include Safariland® and Med-Eng®, amongst others.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The press release contains the non-GAAP measures: (i) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), (ii) adjusted EBITDA and (iii) adjusted EBITDA margin. The Company believes the presentation of these non-GAAP measures provides useful information for the understanding of its ongoing operations and enables investors to focus on period- over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. We do not provide a reconciliation of the non-GAAP guidance measure adjusted EBITDA for the fiscal year 2026 to net income for the fiscal year 2026, the most comparable GAAP financial measure, due to the inherent difficulty of forecasting certain types of expenses and gains, without unreasonable effort, which affect net income but not adjusted EBITDA. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this press release, include, but are not limited to, those risks and uncertainties more fully described from time to time in the Company's public reports filed with the Securities and Exchange Commission, including under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K, and/or Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward- looking statements to reflect events or circumstances after the date of this press release.

Contact:

Gray Hudkins

Cadre Holdings, Inc.

203-550-7148

gray.hudkins@cadre-holdings.com

Investor Relations:

IGB Group

Leon Berman / Matt Berkowitz

212-477-8438 / 212-227-7098

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$41,272	$122,898
Restricted cash	2,380	2,429
Accounts receivable, net of allowance for doubtful accounts of $300 and $273, respectively	111,292	110,607
Inventories	130,989	100,263
Prepaid expenses	15,782	14,574
Other current assets	17,049	15,095
Total current assets	318,764	365,866
Property and equipment, net of accumulated depreciation and amortization of $64,925 and $63,125, respectively	124,115	78,822
Operating lease assets	22,885	19,778
Deferred tax assets, net	4,731	4,816
Intangible assets, net	173,321	114,984
Goodwill	231,225	181,406
Other assets	4,695	4,359
Total assets	$879,736	$770,031

Liabilities, Mezzanine Equity and Shareholders' Equity
Current liabilities
Accounts payable	$39,901	$22,325
Accrued liabilities	82,387	61,066
Income tax payable	2,618	4,838
Current portion of long-term debt	16,263	16,266
Total current liabilities	141,169	104,495
Long-term debt	349,567	290,987
Long-term operating lease liabilities	14,969	15,039
Deferred tax liabilities	30,097	30,058
Other liabilities	7,818	11,648
Total liabilities	543,620	452,227

Mezzanine equity
Preferred stock ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of March 31, 2026 and December 31, 2025)	—	—

Shareholders' equity
Common stock ($0.0001 par value, 190,000,000 shares authorized, 42,797,451 and 42,160,656 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively)	4	4
Additional paid-in capital	305,897	282,570
Accumulated other comprehensive (loss) income	(2,248)	460
Accumulated earnings	32,463	34,770
Total shareholders’ equity	336,116	317,804
Total liabilities, mezzanine equity and shareholders' equity	$879,736	$770,031

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Net sales	$155,429	$130,106
Cost of goods sold	95,263	73,975
Gross profit	60,166	56,131
Operating expenses
Selling, general and administrative	48,833	41,753
Restructuring and transaction costs	1,842	698
Related party expense	2,000	128
Total operating expenses	52,675	42,579
Operating income	7,491	13,552
Other expense
Interest expense, net	(4,271)	(2,231)
Other (expense) income, net	(389)	1,287
Total other expense, net	(4,660)	(944)
Income before provision for income taxes	2,831	12,608
Provision for income taxes	(856)	(3,360)
Net income	$1,975	$9,248

Net income per share:
Basic	$0.05	$0.23
Diluted	$0.05	$0.23
Weighted average shares outstanding:
Basic	42,558,154	40,618,554
Diluted	43,363,704	40,980,861

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2026	2025
Cash Flows From Operating Activities:
Net income	$1,975	$9,248
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,728	3,856
Amortization of original issue discount and debt issue costs	241	500
Amortization of inventory step-up	2,559	—
Deferred income taxes	78	533
Stock-based compensation	1,926	1,968
Remeasurement of contingent consideration	(564)	331
Recoveries from losses on accounts receivable	(329)	(17)
Unrealized foreign exchange transaction loss (gain)	643	(731)
Other loss	217	41
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	10,255	10,633
Inventories	(10,492)	(9,143)
Prepaid expenses and other assets	(3,252)	1,340
Accounts payable and other liabilities	13,536	(1,168)
Net cash provided by operating activities	22,521	17,391
Cash Flows From Investing Activities:
Purchase of property and equipment	(2,680)	(1,309)
Business acquisitions, net of cash acquired	(153,553)	—
Net cash used in investing activities	(156,233)	(1,309)
Cash Flows From Financing Activities:
Proceeds from revolving credit facilities	62,500	—
Principal payments on term loans	(4,031)	(2,813)
Taxes paid in connection with employee stock transactions	(1,241)	(1,140)
Dividends distributed	(4,282)	(3,859)
Other	(54)	—
Net cash provided by (used in) financing activities	52,892	(7,812)
Effect of foreign exchange rates on cash, cash equivalents and restricted cash	(855)	228
Change in cash, cash equivalents and restricted cash	(81,675)	8,498
Cash, cash equivalents and restricted cash, beginning of period	125,327	124,933
Cash, cash equivalents and restricted cash, end of period	$43,652	$133,431
Supplemental Disclosure of Cash Flows Information:
Cash paid for income taxes, net	$3,800	$2,017
Cash paid for interest	$4,907	$3,527
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Accruals and accounts payable for capital expenditures	$418	$104
Non-cash consideration	$31,647	$—

CADRE HOLDINGS, INC.

SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Three Months Ended March 31, 2026
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$140,639	$20,295	$(5,505)	$155,429
Cost of goods sold	84,463	16,307	(5,507)	95,263
Gross profit	$56,176	$3,988	$2	$60,166

	Three Months Ended March 31, 2025
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$112,735	$27,862	$(10,491)	$130,106
Cost of goods sold	62,625	21,841	(10,491)	73,975
Gross profit	$50,110	$6,021	$—	$56,131

(1)	Reconciling items consist primarily of intercompany eliminations and items not directly attributable to operating segments.

CADRE HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

	Year ended	Three Months Ended		Last Twelve
	December 31,	March 31,		Months
	2025	2026	2025	March 31, 2026
Net income	$44,139	$1,975	$9,248	$36,866
Add back:
Depreciation and amortization	18,633	5,728	3,856	20,505
Interest expense, net	12,480	4,271	2,231	14,520
Provision for income taxes	18,187	856	3,360	15,683
EBITDA	$93,439	$12,830	$18,695	$87,574
Add back:
Restructuring and transaction costs(1)	8,696	3,842	698	11,840
Other expense (income), net(2)	(7,455)	389	(1,287)	(5,779)
Stock-based compensation expense(3)	12,239	1,926	1,968	12,197
Stock-based compensation payroll tax expense(4)	1,566	129	92	1,603
Amortization of inventory step-up(5)	1,296	2,559	—	3,855
Contingent consideration expense(6)	1,927	(564)	331	1,032
Adjusted EBITDA	$111,708	$21,111	$20,497	$112,322
Adjusted EBITDA margin(7)	18.5%	13.6%	15.8%

(1)	Reflects the “Restructuring and transaction costs” line item on our condensed consolidated statements of operations, which primarily includes transaction costs composed of legal and consulting fees. In addition, this line item reflects a $1.0 million fee paid to Kanders & Company, Inc. for services related to the acquisition of Zircaloy for the year ended December 31, 2025 and a $2.0 million fee paid to Kanders & Company, Inc. for services related to the acquisition of TYR for the three months ended March 31, 2026, which are included in related party expense in the Company’s condensed consolidated statements of operations.
(2)	Reflects the “Other (expense) income, net” line item on our condensed consolidated statements of operations and primarily includes transaction gains and losses due to fluctuations in foreign currency exchange rates.
(3)	Reflects compensation expense related to equity classified stock-based compensation plans.
(4)	Reflects payroll taxes associated with vested stock-based compensation awards.
(5)	Reflects amortization expense related to the step-up inventory adjustment recorded as a result of our recent acquisitions.
(6)	Reflects contingent consideration expense related to the acquisition of ICOR and TYR.
(7)	Reflects adjusted EBITDA divided by net sales for the relevant periods.